UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2007
ABLEST INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10893 (Commission File Number)	65-0978462 (IRS Employer Identification No)

1511 N. Westshore Blvd., Suite 900, Tampa, Florida (Address of principal executive offices)		33607 (Zip Code)
(Registrant’s telephone number, including area code): (813) 830-7700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230,425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

As previously disclosed, Ablest Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated as of April 4, 2007, by and among Koosharem Corporation, a California corporation (“Parent”), Select Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”).

On June 8, 2007, in accordance with the Merger Agreement and the Delaware General Corporate Law, Merger Sub merged with and into the Company (the “Merger”) effective on such date and each outstanding share of common stock of the Company at such time was converted into the right to receive $11.00 in cash, without interest, (other than those held by the Company, Parent or Merger Sub, or any of their respective subsidiaries, and other than those shares with respect to which appraisal rights are properly exercised). At the effective time of the Merger, the Company became a wholly-owned subsidiary of Parent. A copy of the press release issued by the Company on June 8, 2007, announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

As a result of the Merger, trading in the Company’s common stock will be suspended and the Company’s common stock will be delisted from the American Stock Exchange. In addition, the Company will deregister its common stock under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 8, 2007.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABLEST INC.
June 8, 2007	By:	/s/ John Horan
John Horan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 8, 2007.

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